UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2009

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

Underwriting Agreement

On June 9, 2009, CBL & Associates Properties, Inc. (the “Company”) and CBL & Associates Limited Partnership entered into an underwriting agreement (the “Underwriting Agreement“) with the underwriters named therein (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC acted as representatives, pursuant to which the Company agreed to sell to the Underwriters 58,350,000 shares of newly issued common stock, par value $0.01 per share (the “Shares”). Additionally, the Company granted to the Underwriters a 30-day option to purchase up to an additional 8,752,500 Shares. The Shares were offered and sold pursuant to a prospectus supplement, dated June 9, 2009 and related prospectus, dated April 9, 2009, filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-156109). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 7.01	Regulation FD Disclosure.

Offering Size and Pricing

The Company announced today that it has increased the number of Shares to be issued in its previously announced public offering of its common stock to 58,350,000 and has priced the Shares in the offering at $6.00 per share, yielding net proceeds to the Company of approximately $334.4 million after deducting the underwriting discount and other estimated offering expenses. The Company also announced that it has increased the number of additional Shares that may be purchased by the Underwriters in connection with the offering to 8,752,500. The Underwriters have 30 days to exercise their option to purchase the additional Shares.

The Company’s press release is attached as Exhibit 99.1 hereto.

Updated 2009 Earnings Guidance

The Company is updating its guidance for net income and funds from operations (“FFO”), a widely accepted supplemental measure of performance for real estate companies, for the year ending December 31, 2009 to give effect to the final terms of the offering referenced above. Based on the (i) pricing and terms of the offering, (ii) terms of the recent commitments for the Company’s unsecured and largest secured lines of credit and (iii) current assumptions and estimates, the Company estimates that its FFO will be between $2.34 and $2.45 per diluted, fully converted share of common stock for the year ending December 31, 2009, or between $2.28 and $2.39 per diluted, fully converted share of common stock if the Underwriters exercise their option in full to purchase additional Shares. A reconciliation of expected diluted earnings per share of common stock to expected FFO per diluted, fully converted share of common stock, excluding the exercise of the Underwriters’ option, is as follows:

	Low	High
Expected diluted earnings per share of common stock	$0.36	$0.47
Adjust to fully converted shares of common stock	(0.12)	(0.16)
Expected earnings per diluted, fully converted share of common stock	0.24	0.31
Add: depreciation and amortization	1.96	1.96
Add: noncontrolling interest in earnings of Operating Partnership	0.14	0.18
Expected FFO per diluted, fully converted share of common stock	$2.34	$2.45

A reconciliation of expected diluted earnings per share of common stock to expected FFO per diluted, fully converted share of common stock, assuming the exercise of the Underwriters’ option in full to purchase additional Shares, is as follows:

	Low	High
Expected diluted earnings per share of common stock	$0.36	$0.46
Adjust to fully converted shares of common stock	(0.12)	(0.15)
Expected earnings per diluted, fully converted share of common stock	0.24	0.31
Add: depreciation and amortization	1.91	1.91
Add: noncontrolling interest in earnings of Operating Partnership	0.13	0.17
Expected FFO per diluted, fully converted share of common stock	$2.28	$2.39

FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. The Company’s method of calculating FFO may be different from methods used by other real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Statement

Certain statements made in this Current Report on Form 8-K may be deemed “forward looking statements” within the meaning of the federal securities laws. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, without limitation, general industry, economic and business conditions, interest rate fluctuations, costs of capital and capital requirements, availability of real estate properties, inability to consummate acquisition opportunities, competition from other companies and retail formats, changes in retail rental rates in the Company’s markets, shifts in customer demands, tenant bankruptcies or store closings, changes in vacancy rates at the Company’s properties, changes in operating expenses, changes in applicable laws, rules and regulations, the ability to obtain suitable equity and/or debt financing and the continued availability of financing in the amounts and on the terms necessary to support the Company’s future business. The Company disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit

Number	Description

1	Underwriting Agreement, dated June 9, 2009, by and among CBL & Associates Properties, Inc.

and CBL & Associates Limited Partnership and the underwriters named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC acted as representatives.

5.2	Opinion of Husch Blackwell Sanders LLP as to the legality of the registered securities.

8.2	Tax opinion of Husch Blackwell Sanders LLP, counsel for the Company.

99.1	Press Release – CBL & Associates Properties Prices Offering of Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer and Treasurer

Date: June 10, 2009